THERACLONE VOTING AND LOCK-UP AGREEMENT

This THERACLONE VOTING AND LOCK-UP AGREEMENT (this “Agreement”), dated as of July 31, 2013, is by and between, PharmAthene, Inc., a Delaware corporation (the “Company”), and each of the undersigned stockholders (each, a “Stockholder,” and, collectively, the “Stockholders”) of Theraclone Sciences, Inc., a Delaware corporation (“Theraclone”), identified on the signature page hereto.

A.           The Company, Theraclone and Taurus Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub”) and Steven Gillis, Ph.D., solely in its capacity as the representative of the Theraclone Stockholders, are entering into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which Merger Sub will merge with and into Theraclone (the “Merger”), after which time Theraclone will be a direct, wholly owned subsidiary of the Company;

B.           As of the date hereof, each Stockholder is the Beneficial Owner (as defined below) of, and has the sole (subject to applicable community property laws) right to vote and dispose of, that number of each class of the issued and outstanding capital stock (the “Theraclone Shares”) of Theraclone set forth opposite such Stockholder’s name on Schedule A hereto; and

C.           Concurrently with the entry by the Company, Theraclone and Merger Sub into the Merger Agreement, and as a condition and inducement to the willingness of the Company to enter into the Merger Agreement and incur the obligations set forth therein, the Company has required that the Stockholders enter into this Agreement.

Accordingly, and in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.
Definitions

Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

“Affiliate” means, with respect to any specified person, a person who, at the time of determination, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person. For purposes of this Agreement, with respect to a Stockholder, “Affiliate” does not include Theraclone and the persons that directly, or indirectly through one or more intermediaries, are controlled by Theraclone. For the avoidance of doubt, no officer or director of Theraclone will be deemed an Affiliate of another officer or director of Theraclone by virtue of his or her status as an officer or director of Theraclone.

“Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities, securities Beneficially Owned by a person include securities Beneficially Owned by (i) all Affiliates of such person, and (ii) all other persons with whom such person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

“Beneficial Owner” with respect to any securities means a person that has Beneficial Ownership of such securities.

“person” has the meaning ascribed thereto in the Merger Agreement.

“Subject Shares” means, with respect to a Stockholder, without duplication, (i) the Theraclone Shares owned by such Stockholder on the date hereof as described on Schedule A, (ii) any additional shares of Theraclone acquired by such Stockholder, over which such Stockholder acquires Beneficial Ownership from and after the date hereof, whether pursuant to existing stock option agreements, warrants or otherwise, and (iii) any shares into which the Theraclone Shares may be converted, exchanges or reclassified. Without limiting the other provisions of this Agreement, in the event that Theraclone changes the number of Theraclone Shares issued and outstanding prior to the Expiration Date (as defined below) as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, combination, recapitalization, subdivision, or other similar transaction, the number of Subject Shares subject to this Agreement will be equitably adjusted to reflect such change.

“Transfer” means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” has a correlative meaning.

ARTICLE II.
Covenants of Stockholders

2.1         Irrevocable Proxy. Concurrently with the execution of this Agreement, each Stockholder agrees to deliver to the Company a proxy in the form attached hereto as Exhibit A (the “Proxy”), which will be irrevocable to the extent provided in Section 212 of the Delaware General Corporation Law, with respect to the Subject Shares referred to therein.

2.2         Agreement to Vote.

(a)          At each and every meeting of the stockholders of Theraclone held prior to the Expiration Date, however called, and at every adjournment or postponement thereof prior to the Expiration Date, or in connection with each and every written consent of, or any other action by, the stockholders of Theraclone given or solicited prior to the Expiration Date, each Stockholder will vote, or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon (i) in favor of the adoption of the Merger Agreement and any actions required in furtherance thereof, (ii) in favor of the approval of the conversion of all outstanding shares of Theraclone Preferred Stock into Theraclone Common Shares on a 1:1 basis (as of immediately prior to the Effective Time and contingent upon the Merger occurring) pursuant to Theraclone’ Restated Certificate of Incorporation, (iii) against any other proposal or transaction involving Theraclone, the effect of which amendment or other proposal or transaction is to delay, impair, prevent or nullify the Merger or the transactions contemplated by the Merger Agreement, (iv) against any amendment of Theraclone’s certificate of incorporation or bylaws that changes in any manner the voting rights of any capital stock of Theraclone (other than the conversion of Theraclone Preferred Stock into Theraclone Common Shares), and (v) against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty of the Merger Agreement.

(b)          No Stockholder will enter into any agreement with any person (other than the Company) prior to the Expiration Date (with respect to periods prior to or after the Expiration Date) directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, the Subject Shares in respect of the matters described in Section 2.2 hereof, or the effect of which would be inconsistent with or violate any provision contained in this Section 2.2. Any vote or consent (or withholding of consent) by any Stockholder that is not in accordance with this Section 2.2 will be considered null and void, and the provisions of the Proxy will be deemed to take immediate effect.

2.3         Revocation of Proxies; Cooperation. Each Stockholder agrees as follows:

(a)          Such Stockholder hereby represents and warrants that any proxies heretofore given in respect of the Subject Shares with respect to the matters described in Section 2.2(a) hereof are not irrevocable, and such Stockholder hereby revokes any and all prior proxies with respect to such Subject Shares as they relate to such matters. Prior to the Expiration Date, such Stockholder will not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.2(a) hereof (other than to the Company), deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares relating to any matter described in Section 2.2(a).

(b)          Such Stockholder will provide any information reasonably requested by the Company or Theraclone for any regulatory application or filing sought for such transactions.

2.4         No Transfer of Subject Shares; Publicity. Each Stockholder agrees that:

(a)          It (i) will not Transfer or agree to Transfer any of the Subject Shares or, with respect to any matter described in Section 2.2(a), grant any proxy or power-of-attorney with respect to any of the Subject Shares, (ii) will take all action reasonably necessary to prevent creditors in respect of any pledge of the Subject Shares from exercising their rights under such pledge, and (iii) will not take any action that would make in a material respect any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or disabling such Stockholder from performing any of its material obligations hereunder; provided, however, that Stockholder may (w) transfer shares to Affiliates or charitable organizations, (x) if Stockholder is a private equity fund and/or venture capital fund, distribute Subject Shares to its partners, members and equity holders, (y) if Stockholder is an individual, transfer the Subject Shares to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family for estate planning purposes or for the purposes of personal tax planning, and (z) transfer Subject Shares upon the death of Stockholder (any such transferee permitted under clause (w), (x), (y) and (z), a “Permitted Transferee”); provided, further, that any such Transfer shall be permitted only if, as a precondition to such Transfer, the Permitted Transferee agrees in writing to be bound by all of the terms of this Agreement, and provided, further, if Stockholder is a holder of shares of Theraclone Preferred Stock, Stockholder may exchange such shares of Theraclone Preferred Stock for Theraclone Common Shares upon the conversion or deemed conversion of such shares of Theraclone Preferred Stock, which Theraclone Common Shares issued as a result of such conversion will be deemed Subject Shares hereunder; and provided further, that any such Transfer shall be permitted only if made in compliance with applicable securities laws.

(b)          Unless required by applicable Law or permitted by the Merger Agreement, such Stockholder will not, and will not authorize or direct any of its Affiliates or Representatives to, make any press release or public announcement with respect to this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby, without the prior written consent of the Company in each instance.

ARTICLE III.
Representations, Warranties and Additional Covenants of Stockholders

Each Stockholder represents, warrants and covenants to the Company that:

3.1         Ownership. Such Stockholder is the sole Beneficial Owner and the record and legal owner of the Subject Shares identified opposite such Stockholder’s name on Schedule A and such shares constitute all of the capital stock of Theraclone Beneficially Owned by such Stockholder. Such Stockholder has good and valid title to all of the Subject Shares, free and clear of all Liens, written claims, options, proxies, voting agreements and security interests and has the sole right to such Subject Shares and there are no restrictions on rights of disposition or other Liens pertaining to such Subject Shares. Except pursuant to (i) that certain Fourth Amended and Restated Stockholders Agreement, dated as of March 11, 2013, between Theraclone and certain holders of its capital stock (the “Stockholders’ Agreement”), the terms of which Partnership Agreement do not conflict with the terms hereof or the obligations of such Stockholder hereunder, and/or (ii) if Stockholder is a partnership, limited partnership, a limited liability company or similar entity, the rights and interests of persons and entities that own partnership interests, units or other equity interests in Stockholder under the partnership agreement, limited partnership agreement, operating agreement or other governing document governing Stockholder and applicable Law) (a “Partnership Agreement”), the terms of which Partnership Agreement do not conflict with the terms hereof or the obligations of such Stockholder hereunder, none of the Subject Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Shares.

3.2         Authority and Non-Contravention.

(a)          Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including under any Partnership Agreement. If Stockholder is an entity, the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action, including under any Partnership Agreement, and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b)          Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)          Such Stockholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any person in connection with the execution, delivery or performance of this Agreement or obtain any permit or approval from any Governmental Entity for any of the transactions contemplated hereby, except to the extent required by Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder.

(d)          Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of or constitute a default by such Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which such Stockholder is a party or by which it or any of the Subject Shares are bound, or violate any permit of any Governmental Entity, or any applicable Law to which such Stockholder, or any of the Subject Shares, may be subject, or (ii) result in the imposition or creation of any Lien upon or with respect to any of the Subject Shares; except, in each case, for conflicts, violations, defaults or Liens that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by such Stockholder of its obligations hereunder.

(e)          Subject to applicable community property laws, such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article II hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights.

3.3         Total Shares. Except as set forth on Schedule A, no Stockholder is the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, any Theraclone Shares or any securities convertible into or exchangeable or exercisable for Theraclone Shares. Except as set forth in the Stockholders’ Agreement and/or in a Partnership Agreement, no Stockholder has any other interest in or voting rights with respect to any Theraclone Shares or any securities convertible into or exchangeable or exercisable for Theraclone Shares.

3.4         Reliance. Each Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Stockholders’ execution, delivery and performance of this Agreement.

3.5         Marital Status. Each married Stockholder shall cause his or her spouse to execute and deliver to the Company a Spousal Consent in the form of that attached hereto, and should any other Stockholder hereafter become married, such Stockholder shall promptly cause his or her spouse to execute and deliver to the Company a Spousal Consent in such form.

ARTICLE IV.
Representations, Warranties and Covenants of the Company

The Company represents, warrants and covenants to Stockholders that:

(a)          The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b)          Assuming due authorization, execution and delivery of this Agreement by the Stockholders, this Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

ARTICLE V.
Dissenters’ Rights.

5.1         Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights that Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

ARTICLE VI.
Termination of Existing Agreements

6.1          If and to the extent Stockholder is a party to any of the agreements specified in Schedule B hereto, Stockholder hereby agrees to the termination of such agreements, such termination to be effective immediately prior to the Effective Time.

ARTICLE VII.
Term and Termination

7.1         This Agreement will become effective upon its execution by the Stockholders and the Company. This Agreement will terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with Article VIII thereof, or (c) written notice by the Company to the Stockholders of the termination of this Agreement (the date of the earliest of the events described in clauses (a), (b), and (c), the “Expiration Date”). Notwithstanding the foregoing, Article IX of this Agreement shall survive any termination hereof.

ARTICLE VIII.
General Provisions

8.1         No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to the Stockholders, and neither the Company nor any of its Affiliates will have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Theraclone or exercise any power or authority to direct any Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein or in the Merger Agreement.

8.2         Notices. All notices, consents, waivers and other communications under this Agreement must be in writing (including facsimile or similar writing) and must be given:

If to the Company, to:

PharmAthene, Inc.
One Park Place, Suite #450

Annapolis, MD 21401

Attention: General Counsel

Facsimile No: 410-269-2601

with a copy (which will not constitute notice) to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

Attention:    Jeffrey A. Baumel, Esq.

   Stephan J. Mallenbaum, Esq.

Facsimile No.: (212) 768-6800

If to any Stockholder, to such Stockholder at its address set forth on Schedule A,

with a copy (which will not constitute notice) to:

Fenwick & West LLP
1191 Second Avenue, 10th Floor
Seattle, WA 98101
Attention:          Stephen M. Graham
Facsimile No.:   (206) 389-4511

or such other address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement will be effective only (a) if given by facsimile, when the facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by overnight courier or personal delivery when delivered at the address specified in this Section.

8.3         Further Actions. Upon the request of any party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at the Company’s expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement. Each Stockholder hereby agrees that the Company and Theraclone may publish and disclose in the Form S-4 Registration Statement and Proxy Statement (including all documents and schedules filed with the SEC) such Stockholder’s identity and ownership of Subject Shares and the nature of such Stockholder’s commitments, arrangements, and understandings under this Agreement and may further file this Agreement as an exhibit to the Form S-4 Registration Statement or in any other filing made by the Company and/or Theraclone with the SEC relating to the Merger Agreement or the transactions contemplated thereby. Each Stockholder agrees to notify the Company promptly of any additional shares of capital stock of Theraclone of which such Stockholder becomes the record or beneficial owner after the date of this Agreement.

8.4         Entire Agreement and Modification. This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitute (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate. The parties will not enter into any other agreement inconsistent with the terms and conditions of this Agreement and the Proxy, or that addresses any of the subject matters addressed in this Agreement and the Proxy.

8.5         Drafting and Representation. The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there will be no presumption that any ambiguities in this Agreement will be resolved against any party. Any controversy over construction of this Agreement will be decided without regard to events of authorship or negotiation.

8.6           Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

8.7           No Third-Party Rights. No Stockholder may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Company, except a Transfer by a Stockholder to a Permitted Transferee in accordance with Section 2.4. The Company may not assign any of its rights or delegate any of its obligations under this Agreement with respect to any Stockholder without the prior written consent of such Stockholder. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of the respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of any Stockholder and the successors and permitted assigns of the Company. Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

8.8           Enforcement of Agreement. Each Stockholder acknowledges and agrees that the Company could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any Stockholder could not be adequately compensated by monetary damages. Accordingly, each Stockholder agrees that, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) in addition to any other right or remedy to which the Company may be entitled, at law or in equity, the Company will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

8.9           Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement, the Proxy or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement, the Proxy or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, the Proxy or the documents referred to in this Agreement.

8.10         Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by, construed under and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflict or choice of laws.

8.11         Consent to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Proxy or the transactions contemplated hereby or thereby will be brought exclusively in the United States District Court for the District of Delaware or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the Court of Chancery of the State of Delaware, County of New Castle, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 8.2 will be deemed effective service of process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

8.12         Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which, taken together, will constitute one and the same instrument. A facsimile or electronic copy of a party’s signature printed by a receiving facsimile machine or printer (including signatures in Adobe PDF or similar format) shall be deemed an original signature for purposes hereof.

8.13         Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

8.14         Headings; Construction. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) ”it” or “its” or words denoting any gender include all genders and (c) the word “including” means “including without limitation,” whether or not expressed.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Theraclone Voting and Lock-Up Agreement to be duly executed as of the day and year first above written.

THE COMPANY:	PHARMATHENE, INC.

By:
Name:
Title:

STOCKHOLDERS:	CLIFFORD J. STOCKS

Name: Clifford J. Stocks

STEVEN GILLIS, PH.D.

Name: Steven Gillis, Ph.D.

ARCH V ENTREPRENEURS FUND, L.P.

By:
Name:
Title:

ARCH VENTURE FUND V, L.P.

By:
Name:
Title:

[Signature Page to Theraclone Voting and Lock-Up Agreement]

STOCKHOLDERS:	HUTTON LIVING TRUST DATED 12/10/96

By:
Name:
Title:

CANAAN VII L.P.

By:
Name:
Title:

HEALTHCARE VENTURES, LLC

By:
Name:
Title:

DR. WENDYE ROBBINS

Name: Dr. Wendye Robbins

[Signature Page to Theraclone Voting and Lock-Up Agreement]

STOCKHOLDERS:	MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:
Name:
Title:

MPM BIOVENTURES III, L.P.

By:
Name:
Title:

MPM BIOVENTURES GMBH & CO. BETEILIGUNGS KG

By:
Name:
Title:

MPM BIOVENTURES III PARALLEL FUND, L.P.

By:
Name:
Title:

MPM BIOVENTURES III-QP, L.P.

By:
Name:
Title:

[Signature Page to Theraclone Voting and Lock-Up Agreement]

SCHEDULE A

STOCKHOLDERS

NAME AND ADDRESS OF STOCKHOLDERS	Theraclone SHARES BENEFICIALLY OWNED
Clifford J. Stocks	Theraclone Stock Options to purchase up to 2,816,617 Theraclone Common Shares
Steven Gillis, Ph.D.	Theraclone Stock Options to purchase up to 1,220,000 Theraclone Common Shares 50,000 shares of Series A-1 Convertible Preferred Stock 4,045 shares of Series B-1 Convertible Preferred Stock
ARCH V Entrepreneurs Fund, L.P.

185 Theraclone Common Shares

Theraclone Warrants to purchase up to 6,693 Theraclone Common Shares

14,488 shares of Series A-1 Convertible Preferred Stock

48,978 shares of Series B-1 Convertible Preferred Stock

Theraclone Warrants to purchase up to 210 shares of Series B-1 Convertible Preferred Stock

ARCH Venture Fund V, L.P.

27,755 Theraclone Common Shares

Theraclone Warrants to purchase up to 993,307 Theraclone Common Shares

2,174,438 shares of Series A-1 Convertible Preferred Stock

7,270,533 shares of Series B-1 Convertible Preferred Stock

Theraclone Warrants to purchase up to 30,917 shares of Series B-1 Convertible Preferred Stock

Hutton Living Trust dated 12/10/96	Theraclone Warrants to purchase up to 10,000 Theraclone Common Shares 54,045 shares of Series B-1 Convertible Preferred Stock
Canaan VII L.P.

Theraclone Warrants to purchase up to 990,000 Theraclone Common Shares

7898,517 shares of Series B-1 Convertible Preferred Stock

Theraclone Warrants to purchase up to 25,854 shares of Series B-1 Convertible Preferred Stock

HealthCare Ventures, LLC

Theraclone Warrants to purchase up to 933,333 Theraclone Common Shares

5,241,580 shares of Series B-1 Convertible Preferred Stock

Theraclone Warrants to purchase up to 17,158 shares of Series B-1 Convertible Preferred Stock

Dr. Wendye Robbins	Theraclone Stock Options to purchase up to 121,915 Theraclone Common Shares
MPM Asset Management Investors 2003 BVIII LLC

15,783 Theraclone Common Shares

Theraclone Warrants to purchase up to 6,447 Theraclone Common Shares

8,693 shares of Series A-1 Convertible Preferred Stock

55,145 shares of Series B-1 Convertible Preferred Stock

MPM BioVentures III, L.P.

54,813 Theraclone Common Shares

Theraclone Warrants to purchase up to 22,388 Theraclone Common Shares

30,192 shares of Series A-1 Convertible Preferred Stock

191,508 shares of Series B-1 Convertible Preferred Stock

MPM BioVentures GmbH & Co. Beteiligungs KG

68,896 Theraclone Common Shares

Theraclone Warrants to purchase up to 28,140 Theraclone Common Shares

37,947 shares of Series A-1 Convertible Preferred Stock

240,711 shares of Series B-1 Convertible Preferred Stock

MPM BioVentures III Parallel Fund, L.P.

68,896 Theraclone Common Shares

Theraclone Warrants to purchase up to 28,140 Theraclone Common Shares

37,947 shares of Series A-1 Convertible Preferred Stock

240,711 shares of Series B-1 Convertible Preferred Stock

MPM BioVentures III-QP, L.P.

815,224 Theraclone Common Shares

Theraclone Warrants to purchase up to 332,969 Theraclone Common Shares

449,019 shares of Series A-1 Convertible Preferred Stock

2,848,245 shares of Series B-1 Convertible Preferred Stock

Schedule B

TErminated Agreements

•	Fourth Amended and Restated Investor Rights Agreement between Theraclone Sciences, Inc. and the persons listed on Schedule 1 thereto, dated March 11, 2013
•	Fourth Amended and Restated Stockholders Agreement between Theraclone Sciences, Inc. and individuals and entities listed on Annex 1 thereto, dated March 11, 2013
•	Management Rights Agreement between Theraclone Sciences, Inc. and ARCH Venture entities, dated February 6, 2006
•	Management Rights Letter Agreement with Healthcare Ventures VIII, L.P. dated March 16, 2007

EXHIBIT A

IRREVOCABLE PROXY

From and after the date hereof and until the Expiration Date (as defined below), the undersigned stockholder (“Stockholder”) of Theraclone Sciences, Inc., a Delaware corporation (“Theraclone”), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law) grants to, and appoints, PharmAthene, Inc., a Delaware corporation (the “Company”), and any designee of the Company, and each of them individually, as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and re-substitution, to vote the Subject Shares (as defined in the Voting Agreement, as defined below) of the Stockholder, or grant a consent or approval in respect of the Subject Shares of the Stockholder, in a manner consistent with Section 2.2 of the Voting Agreement. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Subject Shares relating to the voting rights expressly provided herein are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Shares relating to such voting rights at any time prior to the Expiration Date.

This Proxy is irrevocable, is coupled with an interest and is granted pursuant to that certain Theraclone Voting and Lock-Up Agreement (as amended from time to time, the “Voting Agreement”) of even date herewith, by and among the Company and Stockholder, and is granted in consideration of the Company entering into the Merger Agreement (as defined in the Voting Agreement). As used herein, the term “Expiration Date,” and all capitalized terms used herein and not otherwise defined, will have the meanings set forth in the Voting Agreement. The Stockholder agrees that this proxy will be irrevocable until the Expiration Date and is coupled with an interest sufficient at law to support an irrevocable proxy and given to the Company as an inducement to enter into the Merger Agreement and, to the extent permitted under applicable law, will be valid and binding on any person to whom Stockholder may transfer any of his, her or its Subject Shares in breach of the Voting Agreement. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Subject Shares, and to exercise all voting and other rights of the undersigned with respect to the Subject Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting in a manner consistent with Section 2.2 of the Voting Agreement.

This Proxy will be binding upon the heirs, estate, executors, personal representatives, successors and assigns of Stockholder (including any transferee of any of the Subject Shares), and all authority herein conferred or agreed to be conferred will survive the death or incapacity of the Stockholder.

If any provision of this Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof will, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction will not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof will not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Proxy. Each provision of this Proxy is separable from every other provision of this Proxy, and each part of each provision of this Proxy is separable from every other part of such provision.

Dated: [______________], 2013

[______________________]

By:
Name:
Title:

STOCKHOLDER AGREEMENT & WRITTEN CONSENT OF THE STOCKHOLDERS

– SPOUSAL CONSENT

I ____________________, spouse of ____________________, have read and approve the foregoing Theraclone Voting and Lock-Up Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the community property laws of the State of Washington or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date: ________________________________________

Signature of Spouse: ____________________________

Printed Name of Spouse: _________________________